Exhibit 2.3

WARRANT AGREEMENT

This Warrant Agreement (the “Agreement”) is made as of [___________], 2020 (the “Effective Date”), between Crush Capital, Inc., a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (collectively with Computershare, the “Warrant Agent”).

Statement of Purpose

The Company has determined to issue and deliver up to 11,000,000 warrants (the “Warrants”) to investors, each Warrant evidencing the right of the holder thereof to purchase one-half of one share of the Company’s Non-Voting Common Stock, par value $0.0001 per share (the “Common Stock”), for $1.25 per share of Common Stock, subject to adjustment as described herein, which Warrants may be issued at multiple closings pursuant to an offering of securities by the Company that has been qualified by the Securities and Exchange Commission (the “SEC”) under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”);

The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, transfer, exchange, and exercise of the Warrants, in accordance with this Agreement; and

The Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants and all acts and things have been done and performed which are necessary to (i) make the Warrants, when executed on behalf of the Company, as provided herein, the legally valid and binding obligations of the Company, and to (ii) authorize the execution and delivery of this Agreement.

Agreement

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants in accordance with the express terms and conditions set forth hereinafter in this Agreement (and no implied terms and conditions), and the Warrant Agent hereby accepts such appointment and shall perform the same in accordance with the express terms and conditions set forth in this Agreement.

2. Warrants.

2.1 Terms of Warrants. The Warrants shall be issued to holders in registered form only, from time to time, at one or more closings (each, a “Closing”). The Warrants shall not be in certificated form. The Warrants shall be subject to this Agreement and the terms set forth in Exhibit A attached hereto (the “Warrant Terms”), the provisions of which are incorporated herein. The Company shall not issue more than 11,000,000 Warrants in the aggregate (subject to adjustment set forth in the Warrant Terms).

2.2 Registration.

2.2.1 Warrant Register. The Warrant Agent shall maintain registration books and records (the “Warrant Register”), for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of each Warrant at its respective Closing, the Warrant Agent shall issue and register the Warrant, via book-entry registration on the books and records of the Warrant Agent, in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. The Company shall provide prompt written notice to the Warrant Agent of each Closing, with all required information about the Warrants sold to investors thereat, and no Warrant shall be deemed issued until it is registered by the Warrant Agent on the Warrant Register. The Warrant Agent shall be fully indemnified and protected in relying upon the written instructions of the Company or its designees with respect to the Closings and the terms of the Warrants.

2.2.2 Registered Holder. Prior to presentment for registration of transfer of any Warrant, the Company and the Warrant Agent shall treat the person in whose name such Warrant is registered upon the Warrant Register (“Registered Holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any instrument that may have been delivered to the Registered Holder), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3. Terms and Exercise of Warrants.

3.1 Exercise Price. Each Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock and at the price set forth therein, subject to the adjustments provided in Section 4 hereof. The term “Exercise Price” as used in this Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

3.2 Duration of Warrants. A Warrant may be exercised only during the period commencing on the date of issuance and until expiration thereof in accordance with its terms. Each Warrant not exercised on or before its expiration date (as set forth therein) shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on such expiration date. The Company shall provide prompt written notice to the Warrant Agent of the occurrence of any event that causes the Warrants to expire, terminate or become void in accordance with the terms therein.

3.3 Exercise of Warrants.

3.3.1 Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant, may be exercised by the Registered Holder thereof by delivering a properly completed and duly executed Notice of Exercise, in form attached as Exhibit A to the Statement of Terms (the “Notice of Exercise”) at the office of the Warrant Agent or at the office of its successor as Warrant Agent, and by paying in full, in lawful money of the United States, by wire transfer or check to the Warrant Agent (subject to any waiting period for clearance and deposit by the Warrant Agent for payment by check), the Exercise Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock. In no event shall the Registered Holder of any Warrant be entitled to cashless exercise any Warrant.

3.3.2 Issuance of Stock. As soon as practicable after the exercise of any Warrant and the clearance of funds in payment of the Exercise Price in accordance with Section 3.3.1, the Company shall issue to the Registered Holder of such Warrant the number of full shares of Common Stock to which the Registered Holder is entitled, registered in such name or names as may be directed by such Registered Holder and, if such Warrant shall not have been exercised in full, the Warrant Agent shall reflect the balance of the Warrant as being held by the Registered Holder in the Warrant Register. Warrants may not be exercised by, or securities issued to, any Registered Holder in any state in which such exercise or issuance would be unlawful. In the event an offering statement under the Securities Act, with respect to the Common Stock underlying the Warrants is not qualified by the SEC or an offering circular is not available, or if such exercise would be unlawful with respect to a Registered Holder under applicable state or federal law, the Registered Holder shall not be entitled to exercise such Warrants. The Company shall provide the Warrant Agent with prompt written notice of the occurrence of any of the conditions in the preceding sentence, including if the Common Stock ceases to be qualified under Regulation A of the Securities Act.

3.3.3 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.4 Date of Issuance. Each person or entity in whose name any such shares of Common Stock are issued in accordance with the terms of this Agreement shall, for all purposes, be deemed to have become the holder of record of such shares on the date on which the Notice of Exercise was delivered and payment of the Exercise Price was made in accordance with Section 3.3.1, except that, if the date of submission of the Notice of Exercise and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next date on which the stock transfer books are open.

3.3.5 Payment; Fees; Funds. The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th business day of the following month by wire transfer to an account designated by the Company. The Company agrees to pay the Warrant Agent for its services hereunder pursuant to the fee schedule agreed by the parties, within thirty days after receipt of an invoice detailing such charges. The Warrant Agent may invoice the Company no more frequently than monthly. All funds received by Warrant Agent under this Agreement that are to be distributed or applied by Warrant Agent in the performance of services to be provided hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

3.3.6 Basis. The Warrant Agent shall record the cost basis for newly issued shares as the applicable Exercise Price.

3.4 Opinion of Counsel. The Company shall provide an opinion of counsel prior to the Effective Date to set up a reserve of Warrants and related Common Stock, that is acceptable to the Warrant Agent. The opinion shall state that all Warrants or Common Stock, as applicable, are: (i) registered under the Securities Act, or are exempt from such registration, and all appropriate state securities law filings have been made with respect to the Warrants and underlying shares of Common Stock; (ii) validly issued, fully paid and non-assessable; and (iii) that shares of Common Stock that may be issued upon the exercise of the Warrants because the shares of Common Stock underlying the Warrants have been qualified under the Regulation A under the Securities Act by the SEC.

4. Adjustments.

4.1 Notices of Changes in Warrant. Upon any adjustment of the Exercise Price or the number of shares issuable upon exercise of a Warrant, the Company shall give prompt written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation was based. The Warrant Agent shall have no obligation under any Section of this Agreement to determine whether an adjustment event has occurred or to calculate any of the adjustments set forth herein, and shall be fully protected in relying on such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate. Upon the occurrence of any such adjustment, the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.2 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made as described in this Section 4 or otherwise, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of the shares of Common Stock to be issued to the Warrant holder.

4.3 Form of Warrant. The form of Warrant need not be changed because of any adjustment described in this Section 4, and Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may, at any time, in its sole discretion, make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof or adversely affect the rights, responsibilities or immunities of the Warrant Agent, and any Warrant thereafter issued, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in such changed form.

5. Transfer of Warrants.

5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant into the Warrant Register that is made in accordance with the terms of the Warrant, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. A party requesting transfer of warrants must provide any evidence of authority and other documentation that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. The Warrant Agent may also require an opinion of counsel satisfactory to the Warrant Agent that the transfer of the Warrants is being made in accordance with the Securities Act and applicable state securities laws.

5.2 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a fraction of a warrant.

5.3 Warrant Execution. The Warrant Agent is hereby authorized to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. [Reserved]

7. Taxes. The Company will, from time to time, promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

8. Resignation, Consolidation, or Merger of Warrant Agent.

8.1 Appointment of Successor Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 60 days’ notice in writing mailed to the Company. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice thereunder. If the Warrant Agent resigns or is unable to act for any reason, the Company shall appoint a successor Warrant Agent. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent as if originally named as Warrant Agent hereunder.

8.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent is appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

8.3 Merger or Consolidation of Warrant Agent. Any entity into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent may be a party, or any entity that purchases all or substantially all of the transfer agent business of the Warrant Agent, shall be the successor Warrant Agent under this Agreement without any further act.

9. Concerning the Warrant Agent

9.1 The Company agrees to pay to the Warrant Agent, pursuant to the fee schedule mutually agreed upon by the parties hereto and provided separately on the date hereof, for all services rendered by it hereunder and, from time to time, its reasonable third-party expenses and disbursements actually incurred in the preparation, delivery, negotiation, amendment, administration and execution, and delivery of this Agreement and the exercise and performance of its duties hereunder.

9.2 The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct (each as determined in a final non-appealable judgment by a court of competent jurisdiction). The costs and expenses incurred by the Warrant Agent in enforcing this right of indemnification shall be paid by the Company.

9.3 The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement, offering statement or offering circular filed with the Commission or this Agreement, including, without limitation, obligations under applicable regulation or law.

9.4 In acting under this Warrant Agreement and in connection with the Warrants, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders or beneficial owners of Warrants.

9.5 The Warrant Agent may consult with legal counsel satisfactory to it, which may include counsel for the Company, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in accordance with the advice or opinion of such counsel.

9.6 From time to time, the Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time Warrant Agent may apply to any officer of Company for instruction, and may consult with legal counsel for the Warrant Agent or Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken or omitted by the Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel.

9.7 The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrants.

9.8 The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Company. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant, Notice of Exercise, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

9.9 A party requesting transfer of Warrants or shares of Common Stock upon exercise of Warrants must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

9.10 The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

9.11 Notwithstanding anything contained herein to the contrary, the rights and obligations of the parties set forth in this Section 9 shall survive termination of this Agreement, the expiration of the Warrants, and the resignation, replacement or removal of the Warrant Agent.

10. Limitation of Liability

10.1 Notwithstanding anything contained herein to the contrary, except in the case of Warrant Agent’s willful misconduct, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

10.2 Neither party to this Agreement shall be liable to the other party for any consequential, indirect, punitive, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

10.3 The provisions of this Section 10 shall survive termination of this Agreement, the expiration of the Warrants, and the resignation, replacement or removal of the Warrant Agent.

11. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

12. Miscellaneous.

12.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

12.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to the Company shall be delivered by hand or sent by first-class mail, postage prepaid, or overnight courier service, addressed as follows:

Crush Capital, Inc.

Spring Place

9800 Wilshire Blvd.

Beverly Hills, CA 90212

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to the Warrant Agent shall be delivered by hand or sent by first-class mail, postage prepaid, or overnight courier service, addressed as follows:

Computershare Inc.

Computershare Trust Company N.A.

150 Royall Street

Canton, MA 02021

Attention: Corporate Actions

Any notice, sent pursuant to this Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by first-class mail on the third day after registration or certification thereof. A party may change its address for notices hereunder by sending written notice thereof to the other party in accordance with this section.

12.3 Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of Delaware, without giving effect to its conflicts of laws provisions.

12.4 Examination of the Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Company for inspection by the Registered Holder of any Warrant. The Company may require any such holder to submit his, her or its Warrant for inspection.

12.5 Counterparts. This Agreement may be executed in any number of counterparts by original or electronic signature, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

12.6 Amendments.

12.6.1 This Agreement and any Warrant may be amended by the parties hereto by executing a supplemental warrant agreement (a “Supplemental Agreement”), without the consent of any of the Warrant holders, for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this agreement that is not inconsistent with the provisions of this Agreement or the Warrant Terms, (ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in this agreement and the Warrants, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Warrants, (iv) adding to the covenants of the Company for the benefit of the Holders or surrendering any right or power conferred upon the Company under this Agreement, or (viii) amending this agreement and the Warrants in any manner that the Company may deem to be necessary or desirable and that will not adversely affect the interests of the Warrant holders in any material respect.

12.6.2 The Company and the Warrant Agent may amend this Agreement and the Warrants by executing a Supplemental Agreement with the consent of the Holders of not fewer than a majority of the unexercised Warrants affected by such amendment (by number of shares purchasable under such Warrants), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or the Warrants or of modifying in any manner the rights of the Holders under this Agreement or the Warrants; provided, however, that, without the consent of each of the Warrant holders affected thereby, no such amendment may be made that (i) changes the Warrants so as to reduce the number of shares purchasable upon exercise of the Warrants or so as to increase the Exercise Price (other than as provided by Section 4), (ii) shortens the period of time during which the Warrants may be exercised, (iii) otherwise adversely affects the exercise rights of the Holders in any material respect, or (iv) reduces the number of unexercised Warrants the holders of which must consent for amendment of this agreement or the Warrants.

12.6.3 As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment or Supplemental Agreement is in compliance with the terms of this Section 12.6. The Warrant Agent is entitled to receive at its request, and will be fully protected in relying upon, an opinion of counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Section 12.6 is authorized or permitted by this Agreement. Notwithstanding anything contained in this Agreement, the Warrant Agent may, but is not obligated to, execute any amendment, supplement or waiver that affects the Warrant Agent’s own rights, duties or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent.

12.7 Severability. This terms and provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable provided, however, that if such prohibited and invalid provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

12.8 Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

12.9 Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, pandemics, epidemics, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[signatures on following page]

This Warrant Agreement has been duly executed by the parties hereto as of the Effective Date.

CRUSH CAPITAL, INC.

By:	Darren Marble
Its:	Co-CEO

COMPUTERSHARE INC and
COMPUTERSHARE TRUST COMPANY, N.A.
On behalf of both entities

By:
Name:
Title:

EXHIBIT A

Statement of Terms of Warrant

THE WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM.

STATEMENT OF TERMS OF THE

WARRANTS TO PURCHASE SHARES OF NON-VOTING COMMON STOCK

of

CRUSH CAPITAL, INC.

Each Warrant is Dated as of the Closing with Respect to Such Warrant

Void after the date specified in Section 8

Up to 11,000,000 Warrants to Purchase Up to 5,500,000 Shares of Non-Voting Common Stock (subject to adjustment)

Each Registered Holder or its registered assigns in accordance with the terms hereof and the Warrant Agreement (the “Holder”), is entitled to purchase from Crush Capital, Inc., a Delaware corporation (the “Company”), shares of the Company’s Non-Voting Common Stock, $0.0001 par value per share (the “Shares”), in the amounts, at such times and at the price per share set forth in Section 1, subject to the provisions and upon the terms and conditions set forth herein and in the Warrant Agreement dated as of ______, 2020 (the “Warrant Agreement”) between the Company and Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Warrant Agent”), as may be amended from time to time in accordance with the terms therein. The term “Warrant” as used herein means the right to purchase one-half of one Share in accordance with the terms of these Warrant Terms, and as further set forth in one or more Warrant Notices issued as provided herein. Up to 11,000,000 Warrants (subject to any adjustment provided for herein) may be issued as part of an offering of securities by the Company pursuant to Regulation A (the “Regulation A Offering”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an offering circular dated ______, 2020 as supplemented or amended and the Subscription Agreement between the Company and each Holder. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

All of the Warrants are issued and maintained in book-entry form by the Warrant Agent, and no physical certificate representing the Warrants shall be delivered to any Holder. This Statement of Terms (the “Warrant Terms”) reflects the terms governing each Warrant.

The following is a statement of the rights of each Holder and the conditions to which its Warrants are subject, and to which each Holder, by acceptance of its respective Warrants, agrees:

1. Number and Price of Shares; Exercise Period.

(a) Warrant Notice. In connection with each sale of Units in the Regulation A Offering, the Company shall issue to each Holder a number of Warrants equal to the number of Units purchased by such Holder in the Regulation A Offering, by delivery of a Warrant Notice to the Holder in the form of Exhibit A hereto, a copy of which shall also be promptly delivered to the Warrant Agent. Each “Warrant Notice” shall include the name and address of the Holder, the number of Warrants issued to such Holder hereunder, and the issue date of such Warrants.

(b) Number of Shares. Subject to any previous exercise of Warrants and any adjustment provided for herein, Holders of Warrants hereunder shall have the right to purchase, collectively, up to a maximum of 5,500,000 Shares.

(c) Exercise Price. The exercise price per Share shall be $1.25, subject to adjustment pursuant hereto (the “Exercise Price”).

(d) Exercise Period. Each Holder may exercise the Warrants issued to such Holder under a Warrant Notice hereunder, in whole or in part, after the date of the Closing with respect to such Warrant (the “Warrant Date”) and prior to (or in connection with) the expiration of the Warrant as set forth in Section 8. The Company may terminate these Warrant Terms by written notice to Warrant Agent at any time that no Warrants remain exercisable under any Warrant Notice issued hereunder, after which the Company shall not issue any additional Warrants under the Warrant Agreement or these Warrant Terms.

2. Exercise of the Warrant.

(a) Exercise. The purchase rights represented by Warrants issued hereunder may be exercised at the election of the Holder, in whole or in part, by:

(i)   the tender to the Warrant Agent at its principal office (or such other office or agency as the Warrant Agent may designate) of a notice of exercise in the form of Exhibit B (the “Notice of Exercise”), properly completed and duly executed by or on behalf of the Holder; and

(ii)   the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or check to the Warrant Agent (subject to any waiting period for clearance and deposit by the Warrant Agent for payment by check).

(b)   Stock Certificates. The rights under any Warrants issued hereunder shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date such Warrants are exercised in accordance with their terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same a notice of issuance of uncertificated shares for that number of Shares issuable upon such exercise.

(c) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under any Warrants. In lieu of such fractional Share to which a Holder would otherwise be entitled, the Company shall round down to the nearest whole Share.

(d) Reservation of Stock. The Company agrees during the term the rights under the Warrants are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Non-Voting Common Stock solely for the purpose of effecting the exercise of the Warrants such number of shares as shall from time to time be sufficient to effect the exercise of the rights under the Warrants; and if at any time the number of authorized but unissued shares of Non-Voting Common Stock shall not be sufficient for purposes of the exercise of the Warrants in accordance with these Warrant Terms, without limitation of such other remedies as may be available to any Holder, the Company will use reasonable best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized and unissued shares of its Non-Voting Common Stock to a number of shares as shall be sufficient for such purposes. The Company represents and warrants that all Shares that may be issued upon the exercise of the Warrants will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

(e) Qualification of Stock. The Company agrees that it shall use its best efforts to maintain the qualification of its offering statement (SEC File No. _______), and a current offering circular relating thereto, until the expiration of the Warrants in accordance with the provisions of Section 8 of these Warrant Terms. In addition, the Company agrees to use its best efforts to register the shares of Non-Voting Common Stock issuable upon exercise of the Warrants under state blue sky laws, to the extent an exemption is not available.

3. [Reserved]

4. Transfer of Warrants.

(a) Warrant Register. Pursuant to Section 2.2 of the Warrant Agreement, the Warrant Agent, on behalf of the Company, shall maintain a register (the “Warrant Register”) containing the name and address of each Holder. Until Warrants issued hereunder are transferred on the Warrant Register in accordance herewith, the Company and the Warrant Agent may treat each Holder as shown on the Warrant Register as the absolute owner of the Warrants held by such Holder for all purposes, notwithstanding any notice to the contrary. Any Holder of Warrants may change its address as shown on the Warrant Register by written notice to the Warrant Agent requesting a change.

(b)   Transferability of Warrants. Subject to the provisions of these Warrant Terms with respect to compliance with the Securities Act and limitations on assignments and transfers, including without limitation compliance with the provisions of the Warrant Agreement and Section 5 of these Warrant Terms, title to any Warrants issued hereunder may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit C (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery. Each Holder must provide any evidence of authority and other documentation that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. The Warrant Agent may also require an opinion of counsel satisfactory to the Warrant Agent that the transfer of the Warrants is being made in accordance with the Securities Act and applicable state securities laws.

(c) Exchange of Warrants upon a Transfer. On delivery of a properly endorsed Assignment Form for exchange, subject to the provisions of these Warrant Terms with respect to compliance with the Securities Act and limitations on assignments and transfers, the Warrant Agent shall issue to or on the order of the Holder a new Warrant Notice of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise of such Warrants, and the Warrant Agent shall register any such transfer upon the Warrant Register.

(d)  Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the making of a book entry in a name other than that of the Holder, and the Warrant Agent shall not be required to make such book entry, unless and until the person or persons requesting the entry thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

5. Compliance with Securities Laws; Market Stand-off. By acceptance of a Warrant Notice hereunder, each Holder agrees to comply with the following:

(a) Securities Laws. Except as specifically set forth in the Warrant Agreement (including these Warrant Terms), no Warrants may be transferred or assigned in whole or in part, and any such attempt by any Holder to transfer or assign any rights, duties or obligations that arise under the Warrants shall be void. Any transfer of Warrants or the Shares issuable pursuant to the exercise thereof (the “Securities”) must be in compliance with all applicable federal and state securities laws. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition.

(b) Investment Representation Statement. Unless the rights under the Warrants are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which any Warrants were exercised, it shall be a condition to any exercise of the rights under these Warrant Terms that each Holder shall have executed the Investment Representation Statement, substantially in the form attached as Exhibit B-1.

(c) Market Stand-off Legend. In addition to a customary Securities Act legend, each certificate, instrument or book entry representing the Shares issued upon exercise hereof shall also be notated with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE WARRANT TERMS PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

6. Adjustments. Subject to the expiration of the Warrants pursuant to Section 8 hereof, the number and kind of shares purchasable under any Warrant Notice issued hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a) Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of the Warrants under Section 8 hereof) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that each Holder shall thereafter be entitled to receive upon exercise of any Warrants, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of such Warrants would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of these Warrant Terms with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of these Warrant Terms shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of any Warrants issued hereunder.

(b)   Reclassification of Shares. If the securities issuable upon exercise of any Warrants are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which a Holder would otherwise have been entitled to receive, such Holder shall have the right thereafter to exercise such Warrants for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of such Holder’s Warrants immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c) Subdivisions and Combinations. In the event that the outstanding shares of common stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under any Warrants immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of common stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under any Warrants immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d)   Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall give notice thereof to the Holders and the Warrant Agent, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under any Warrants issued hereunder, setting forth in reasonable detail the method of calculation of each

7. Notification of Certain Events. Prior to the expiration of the Warrants pursuant to Section 8, in the event that the Company shall authorize:

(a) the issuance of any dividend or other distribution on the capital stock of the Company (other than (i) dividends or distributions otherwise provided for in Section 6, (ii) repurchases of common stock issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries; or (iii) repurchases of capital stock of the Company in connection with the settlement of disputes with any stockholder), whether in cash, property, stock or other securities;

(b)   the voluntary liquidation, dissolution or winding up of the Company; or

(c) any transaction resulting in the expiration of the Warrants pursuant to Section 8(b) or 8(c),

the Company shall send to each Holder of Warrants and the Warrant Agent at least ten (10) days prior written notice of the date on which a record shall be taken for any such dividend or distribution specified in clause (a) or the expected effective date of any such other event specified in clause (b) or (c), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder of such Warrants.

8. Expiration of the Warrant. Each Warrant shall expire and shall no longer be exercisable as of the earlier of:

(a) 5:00 p.m., Eastern Time, on the eighteen-month anniversary of the Warrant Date;

(b)  (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes and any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction or series of transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent), or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company; or

(c) Immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act covering the offering and sale of the Company’s common stock.

9. No Rights as a Stockholder. Nothing contained herein shall entitle any Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon any Holder, as such, any right to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under any Warrants shall have been exercised and the Shares purchasable upon exercise thereof shall have become deliverable as provided herein.

10. Market Stand-off. By acceptance of Warrants, each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the Company held by such Holder during the one hundred eighty (180) day period following the effective date of a Registration Statement filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The Company may impose stop-transfer instructions and may notate each such certificate, instrument or book entry with a legend as substantially set forth in Section 5(c) with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Holder agrees to execute a market stand-off agreement with the underwriters in the offering in customary form consistent with the provisions of this section.

11. Miscellaneous.

(a) Amendments. Except as set forth in the Warrant Agreement, neither these Warrant Terms nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing these Warrant Terms and signed by the Company and countersigned by the Warrant Agent.

(b)   Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, sent by facsimile or electronic mail (if to the Holder), or otherwise delivered by hand, messenger or courier service addressed:

(i)   if to a Holder, to such Holder at such Holder’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of such Warrants for which the Company has contact information in its records; or

(ii)   if to the Company, to the attention of the President or Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other current address as the Company shall have furnished to the Warrant Agent and such Holder.

Each such notice or other communication shall for all purposes of these Warrant Terms be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and these Warrant Terms or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(d)   Governing Law. These Warrant Terms and all actions arising out of or in connection with the Warrants shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(e) Jurisdiction and Venue. Each Holder and the Company irrevocably consents to the exclusive jurisdiction and venue of any court within State of Delaware, in connection with any matter based upon or arising out of these Warrant Terms or the Warrants or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons.

(f) Severability. If any provision of these Warrant Terms becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from these Warrant Terms, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of these Warrant Terms shall be enforceable in accordance with its terms.

(g)   Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.

(h)   Entire Agreement. Except as expressly set forth herein and in the Warrant Agreement, these Warrant Terms (including the exhibits attached hereto, including without limitation any Warrant Notice issued to a Holder hereunder) and the Warrant Agreement constitute the entire agreement and understanding of the Company and each Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(i)   Benefits of the Warrants. Nothing in these Warrant Terms shall be construed to give any Person other than the Company, a Holder and the Warrant Agent any legal or equitable right, remedy or claim under these Warrant Terms; but these Warrant Terms shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holder.

(j)   Warrant Agreement. The Warrant is issued subject to the Warrant Agreement. To the extent any provision of these Warrant Terms conflicts with the express provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall govern and be controlling.

EXHIBIT A

WARRANT NOTICE

This Warrant Notice is issued under those certain Warrant Terms to Purchase Shares of Non-Voting Common Stock of Crush Capital Inc. dated as of [DATE].

Issue Date:
Name of Holder:
Holder Address:
Number of Warrants:

CRUSH CAPITAL, INC.

By:	/s/
[ ], Co-Chief Executive Officer

EXHIBIT B

NOTICE OF EXERCISE

To:	CRUSH CAPITAL, INC. (the “Company”)

And To:	Computershare Inc. and Computershare Trust Company, N.A. (the “Warrant Agent”)

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the Warrants (the “Warrants”) registered in the name of the undersigned pursuant to that certain Warrant Agreement, dated as of ______, 2020, between the Company and the Warrant Agent:

Warrant Notice Date: Number of shares:

Type of security:	Non-Voting Common Stock

(2)	Method of Exercise. The undersigned elects to exercise the Warrant pursuant to:

☐	A cash payment, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(3)	Stock. Please make a book entry in the name of:

☐	The undersigned

☐	Other—Name:

Address:

(4)	Unexercised Portion of the Warrants. Please make a book entry for the unexercised portion of the Warrants in the name of:

☐	The undersigned

☐	Other—Name:

Address:

☐	Not applicable

(5)	Representations. The undersigned represents and warrants that all representations and warranties of the undersigned set forth in Section 4 of the subscription agreement pursuant to which the Warrants were purchased, are true and correct as of the date hereof.

(6)	Investment Representation Statement and Market Stand-Off Agreement. The undersigned has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the Warrant Terms as Exhibit B-1.

(8)	Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware General Corporation Law §232(e), the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

The undersigned may be required to provide evidence of authority and other documentation upon request by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

(Print name of the Warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

(Signature page to the Notice of Exercise)

EXHIBIT B-l

INVESTMENT REPRESENTATION STATEMENT

AND

MARKET STAND-OFF AGREEMENT

INVESTOR:

COMPANY:	CRUSH CAPITAL, INC.

SECURITIES:	THE WARRANTS ISSUED ON [INSERT DATE] (THE “WARRANTS”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF

DATE:

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1. No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2. Illiquidity and Continued Economic Risk. The Investor acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. The undersigned must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. The Investor acknowledges that it is able to bear the economic risk of losing the undersigned’s entire investment in the Securities. The Investor also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

3. Accredited Investor Status or Investment Limits. The Investor represents that either:

(i) it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; or

(ii) The purchase price, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of the Investor’s annual income or net worth (or in the case where it is a non-natural person, their revenue or net assets for its most recently completed fiscal year end).

4. Company Information. The Investor understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Investor has had such opportunity as it deems necessary (which opportunity may have presented through online chat or commentary functions) to discuss the Company’s business, management and financial affairs with managers, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Investor has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. The Investor acknowledges that except as set forth herein, no representations or warranties have been made to Investor, or to Investor’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition.

5. Domicile. The Investor maintains Investor’s domicile (and is not a transient or temporary resident) at the address shown on the signature page hereto.

6. No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by the Warrants or related documents based on any arrangement or agreement binding upon the Investor.

7. Market Stand-off. The Investor agrees that the Investor shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the Company held by the Investor (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The Company may impose stop-transfer instructions and may notate each such certificate, instrument or book entry with a legend with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Investor agrees to execute a market stand-off agreement with the relevant underwriters in customary form consistent with the provisions of this section.

(signature page follows)

The Investor is signing this Investment Representation Statement and Market Stand-Off Agreement on the date first written above.

INVESTOR

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

EXHIBIT C

ASSIGNMENT FORM

ASSIGNOR:

COMPANY:	CRUSH CAPITAL, INC.

WARRANT:	THE WARRANTS TO PURCHASE SHARES OF NON-VOTING COMMON STOCK ISSUED ON [INSERT DATE] (THE “WARRANTS”)

DATE:

(1)	Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee:

Address of Assignee:

Number of Shares Assigned:

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of Crush Capital, Inc., maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrants to the same extent as if Assignee were the original holder thereof.

(3)	Representations. Assignee represents and warrants that all representations and warranties set forth in Section 4 of the subscription agreement pursuant to which the Warrants were purchased, are true and correct as to Assignee as of the date hereof.

(4)	Investment Representation Statement and Market Stand-Off Agreement. Assignee has executed, and delivers herewith, an Investment Representation Statement and Market Stand-Off Agreement in a form substantially similar to the form attached to the Warrant Terms as Exhibit B-1.

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

The Assignor may be required to provide evidence of authority and other documentation upon request by Computershare Inc. and Computershare Trust Company, N.A., the Warrant Agent with respect to the Warrants, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of the Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address: